Microsoft Word 11.0.6502;


93740

                                                             SUB-ITEM 77D

MFS Government Securities Fund added disclosure regarding derivatives as described in the prospectus contained in Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2005 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.